Exhibit 99.1

ONCOTELIC THERAPEUTICS, INC. (FORMERLY MATEON THERAPEUTICS, INC.) NAME AND SYMBOL CHANGE.

AGOURA HILLS, Calif., March 30, 2021 – Oncotelic Therapeutics, Inc. (“Oncotelic” or the “Company”) (OTCQB:OTLC) (f/k/a Mateon Therapeutics, Inc.) announced today that the Financial Industry Regulatory Authority (“FINRA”) has confirmed the change in the Company’s name and approved the stock symbol trading on the OTC Markets. Effective today, March 30, 2021, the ticker symbol is changed from “MATN” to “OTLC”.

On August 14, 2020, the Company filed a Current Report on Form 8-K, in which the Company reported a number of corporate actions approved by the shareholders of the Company on August 10, 2020, including the name change and symbol change. The Company formally changed its name to Oncotelic Therapeutics, Inc. with the State of Delaware in November 2020, as disclosed in its Quarterly Report on Form 10-Q for the quarter ended September 30, 2020, filed with the Securities and Exchange Commission on November 16, 2020. A notice of corporate action was filed with FINRA, requesting confirmation of its name change and approval for the new ticker symbol. On March 29, 2021, the Company received FINRA’s approval on its notice of corporate action confirming the new company name and the change in the Company’s ticker symbol, effective March 30, 2021.

About Oncotelic Therapeutics

Oncotelic Therapeutics, Inc. (f/k/a Mateon Therapeutics, Inc.) (“Oncotelic”), was formed in the State of New York in 1988 as OXiGENE, Inc., was reincorporated in the State of Delaware in 1992, and changed its name to Mateon Therapeutics, Inc. in 2016, and Oncotelic Therapeutics, Inc. in November 2020.

Oncotelic was created by the 2019 merger with Oncotelic Inc., which became a wholly owned subsidiary of Mateon, thereby creating an immuno-oncology company dedicated to the development of first in class RNA therapeutics as well as small molecule drugs against cancer and infectious diseases. OT-101, the lead immuno-oncology drug candidate of Oncotelic, is a first-in-class anti-TGF-βRNA therapeutic that exhibited single agent activity in some relapsed/refractory cancer patients in clinical trial settings. OT-101 also has activity against SARS-CoV-2. Oncotelic is seeking to leverage its deep expertise in oncology drug development to improve treatment outcomes and survival of cancer patients with a special emphasis on rare pediatric cancers. Mateon has rare pediatric designation for DIPG (OT-101), melanoma (CA4P), and AML (OXi4503). The Company merged with PointR Data Inc. (“PointR”) in November 2019. The PointR Merger was intended to create a publicly-traded artificial intelligence driven immuno-oncology company with a robust pipeline of first in class TGF-β immunotherapies for late stage cancers such as gliomas, pancreatic cancer and melanoma. In February 2020, the Company formed a subsidiary, Edgepoint. Edgepoint is a start-up company that plans to develop technologies and IP related to various unmet issues within the pharma and medical device industries. The Company is planning to spin off Edgepoint into a separate public company in the near future.

For more information, please visit www.oncotelic.com and www.mateon.com.

Oncotelic’s Cautionary Note on Forward-Looking Statements

This press release contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. All statements, other than statements of historical facts, included in this communication regarding strategy, future operations, future financial position, prospects, plans and objectives of management are forward-looking statements. Words such as “may”, “expect”, “anticipate” “hope”, “vision”, “optimism”, “design”, “exciting”, “promising”, “will”, “conviction”, “estimate,” “intend,” “believe”, “quest for a cure of cancer”, “innovation-driven”, “paradigm-shift”, “high scientific merit”, “impact potential” and similar expressions are intended to identify forward-looking statements. Forward-looking statements contained in this press release include, but are not limited to, statements about future plans, the progress, timing, clinical development, scope and success of future clinical trials, the reporting of clinical data for the company’s product candidates and the potential use of the company’s product candidates to treat various cancer indications. Each of these forward-looking statements involves risks and uncertainties and actual results may differ materially from these forward-looking statements. Many factors may cause differences between current expectations and actual results, including unexpected safety or efficacy data observed during preclinical or clinical studies, clinical trial site activation or enrollment rates that are lower than expected, changes in expected or existing competition, changes in the regulatory environment, failure of collaborators to support or advance collaborations or product candidates and unexpected litigation or other disputes. These risks are not exhaustive, the company faces known and unknown risks, including the risk factors described in the Company’s annual report on Form 10-K filed with the SEC on May 20, 2020 and in the company’s other periodic filings. Forward-looking statements are based on expectations and assumptions as of the date of this press release. Except as required by law, the company does not assume any obligation to update forward-looking statements contained herein to reflect any change in expectations, whether as a result of new information future events, or otherwise.

Contact Information:

For Oncotelic Therapeutics, Inc.:

Amit Shah

ashah@oncotelic.com